EXHIBIT 99.3


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Exhibit 99.3



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               NEWS RELEASE NEWS RELEASE NEWS RELEASE NEWS RELEASE

                         **** FOR IMMEDIATE RELEASE ****

          FOR MORE INFORMATION, CONTACT: Robert F. Mack (609) 691-7700



                   SUN BANCORP, INC. ANNOUNCES STOCK DIVIDEND

Vineland, NJ.......................................May 20, 1997



Bernard A. Brown, Chairman and Philip W. Koebig, III, Executive Vice President of Sun Bancorp, Inc., the Vineland New Jersey parent holding company of Sun National Bank, announced today that on June 25, 1997 Sun will pay a 5% stock dividend to common shareholders of record as of June 2, 1997. Fractional shares created as a result of the dividend will be paid in cash.

The dividend announcement was made less than seven months from the date of its previous stock dividend - also a 5% stock dividend. Sun Bancorp, Inc. common stock trades on the Nasdaq SmallCap Stock Market under the symbol "SNBC".




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                   SUN BANCORP, INC. ANNOUNCES STOCK DIVIDEND




Page 2 of 2                                                         May 20, 1997




In announcing the dividend, Mr. Brown remarked that Sun Bancorp had continued to perform at record levels. "We are pleased to be able to declare this dividend as a result of the performance of our organization and for the very loyal support from our shareholders," remarked Brown.

"Sun is becoming recognized as a bank that exceeds the expectations of its customers," remarked Koebig, who also serves as President and Chief Executive Officer of Sun National Bank. "That personalized service has resulted in strong growth, which translates into added value for our shareholders."

Sun National Bank has nineteen financial service centers in Atlantic, Burlington, Cape May, Cumberland, Mercer and Ocean counties, New Jersey, servicing the retail and commercial markets. Its deposits are insured by the F.D.I.C.


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